UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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BIOCRYST PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOCRYST PHARMACEUTICALS, INC.
2190 Parkway Lake Drive
Birmingham, AL 35244

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
MAY 12, 2004

To the Stockholders of BioCryst Pharmaceuticals, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., a Delaware corporation, will be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama on Wednesday, May 12, 2004 at 3:00 p.m., Central Daylight Time, for the following purposes:

1.	To elect three (3) directors to serve for a term of three years and until a successor is duly elected and shall be qualified;

2.	To amend the 1991 Stock Option Plan in the manner described in the accompanying Proxy Statement; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 17, 2004 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment thereof. The meeting may be adjourned from time to time without notice other than announcement at the meeting, and any business for which notice of the meeting is hereby given may be transacted at any such adjournment. A list of the stockholders entitled to vote at the meeting will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at the principal executive offices of the Company in Birmingham, Alabama.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 is enclosed, but is not deemed to be part of the official proxy soliciting materials. Stockholders failing to receive a copy of the Annual Report may obtain one by writing to the Secretary of the Company at the address stated above.

Please review carefully the accompanying Proxy and Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
Michael A. Darwin, Secretary

Birmingham, Alabama
April 12, 2004

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY DATE, SIGN AND RETURN THE ENCLOSED PROXY. A POSTAGE PREPAID ENVELOPE IS PROVIDED FOR MAILING. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT. IF YOU ATTEND THE MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

BIOCRYST PHARMACEUTICALS, INC.
2190 Parkway Lake Drive
Birmingham, AL 35244

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of BioCryst Pharmaceuticals, Inc. (the “Company”) for the Annual Meeting of Stockholders of the Company to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama on Wednesday, May 12, 2004 at 3:00 p.m., Central Daylight Time, and any adjournment thereof (the “Meeting”) and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The matters to be considered at the Meeting are (i) the election of three directors, each person to serve a three-year term and until such person’s successor is elected and qualified; and (ii) the approval and ratification of the amendment of the 1991 Stock Option Plan. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof, by giving written notice to the Company or by voting in person at the Meeting. Attendance at the Meeting by itself will not revoke a proxy. All valid, unrevoked proxies will be voted as directed. In the absence of any contrary directions, proxies received by the Board will be voted FOR the election of all nominees for director of the Company, FOR the approval and ratification of the amendment of the 1991 Stock Option Plan and, with respect to such other matters as may properly come before the Meeting, in the discretion of the appointed proxies.

Only holders of record of the Company’s common stock (the “Common Stock”) as of the close of business on March 17, 2004 (the “Stockholders”) will be entitled to notice of and to vote at the Meeting. At March 17, 2004, there were 21,504,610 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. There is no cumulative voting in the election of directors. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Meeting for purposes of determining the presence of a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by “broker non-votes” (i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary power and (iii) the record holder had indicated that it does not have authority to vote such shares on that matter) generally will be treated as present for purposes of determining the presence of a quorum but as described below, such broker non-votes will not have any effect upon the election of directors at the Meeting and will count as votes against approval and ratification of the amendment of the 1991 Stock Option Plan.

The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Meeting is necessary to elect the nominees for directors named in the Proxy Statement. Accordingly, abstentions and broker non-votes with respect to the election of directors will have no effect upon the election of directors at the Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Meeting is necessary to increase the number of shares available for issuance under the 1991 Stock Option Plan as described in the Proxy Statement and to amend other provisions thereof. Accordingly, abstentions and broker non-votes with respect to the proposal to increase the number of shares available for issuance under the 1991 Stock Option Plan and to amend other provisions thereof will have the same effect as a vote against the proposal to amend the 1991 Stock Option Plan.

The proxy solicitation is being made primarily by mail, although proxies may be solicited by personal interview, telephone, internet, telegraph or letter. The Company will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Common Stock. This Proxy Statement and the accompanying form of proxy card are first being mailed to Stockholders on or about April 12, 2004.

1.  ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the number of directors shall be determined by resolution of the Board but shall consist of not less than six (6) nor more than twelve (12) members. The Board has by resolution established the number of directors of the Company at ten (10), effective March 8, 2004 and at nine (9) effective at the Annual Meeting. The number of directors may be decreased at any time either by the stockholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. It is proposed to elect three (3) directors to serve until the annual meeting of stockholders in 2007, and until their successors have been duly elected and qualified. Proxies cannot be voted for more than three persons. It is intended that shares represented by the Board’s proxies will be voted FOR the election of the three persons listed for terms expiring in 2007:

Name	Age	Position(s) with the Company	Served as Director Since
NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2007

Charles E. Bugg, Ph.D.	62	Chairman, Chief Executive Officer and Director	1993
Carl L. Gordon, CFA, Ph.D.	39	Director	2004
John L. Higgins	34	Director	Nominee

The following persons shall continue to serve as Directors for the terms indicated:

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2005

William W. Featheringill	61	Director	1995
Joseph H. Sherrill, Jr.	63	Director	1995
William M. Spencer, III	83	Director	1986

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2006

J. Claude Bennett, M. D.	70	President, Chief Operating Officer, Medical Director and Director	1997
Zola P. Horovitz, Ph.D.	69	Director	1994
Randolph C. Steer, Ph.D.	54	Director	1993

Charles E. Bugg, Ph.D., was named Chairman of the Board, Chief Executive Officer and Director in November 1993 and President in January 1995. Dr. Bugg relinquished the position of President in December 1996 when Dr. Bennett joined the Company in that position. Prior to joining the Company, Dr. Bugg had served as the Director of the Center for Macromolecular Crystallography, Associate Director of the Comprehensive Cancer Center and Professor of Biochemistry at The University of Alabama at Birmingham (“UAB”) since 1975. He was a Founder of the Company and served as the Company’s first Chief Executive Officer from 1987-1988 while on a sabbatical from UAB. Dr. Bugg also served as Chairman of the Company’s Scientific Advisory Board from January 1986 to November 1993. He continues to hold the position of Professor Emeritus in Biochemistry and Molecular Genetics at UAB, a position he has held since January 1994.

Carl L. Gordon, CFA, Ph.D., was elected a Director in March 2004. Dr. Gordon is a founding General Partner of OrbiMed Advisors LLC, an asset management firm focused on the global healthcare industry, and has served in such capacity since 1998. Dr. Gordon was previously a senior biotechnology analyst at Mehta and Isaly, the predecessor firm to OrbiMed, from 1995-1997. Dr. Gordon received a Bachelor’s degree from Harvard College, a Ph.D. in molecular biology from the Massachusetts Institute of Technology, and was a Fellow at the Rockefeller University.

John L. Higgins is a nominee for election of Director at the 2004 Annual Meeting. Mr. Higgins joined Connetics as Chief Financial Officer in 1997, and has served as Executive Vice President, Finance and Administration and Corporate Development since January 2002. He served as Executive Vice President, Finance and Administration, from January 2000 to December 2001, and as Vice President, Finance and Administration from September 1997 through December 1999. Before joining Connetics, he was a member of the executive management team at the Company. Before joining BioCryst in 1994, Mr. Higgins was a member of the healthcare banking team of Dillon, Read & Co. Inc., an investment banking firm. He currently serves as a director of a private company. He received his A.B. from Colgate University.

William W. Featheringill was elected a Director in May 1995. Mr. Featheringill is Chairman of the Board, since June 1995, of Electronic Healthcare Systems, a software company, and President, Chief Executive Officer and director, since 1973, of Private Capital Corporation, a venture capital company. Mr. Featheringill was Chairman and Chief Executive Officer of MACESS Corporation, which designs and installs paperless data management systems for the managed care industry, from 1988 to November 1995. MACESS Corporation merged with Sungard Data Systems in late 1995. From 1985 to December 1994, Mr. Featheringill was the developer, Chairman and President of Complete Health Services, Inc., a health maintenance organization which grew, under his direction, to become one of the largest HMOs in the southeastern United States. Complete Health Services, Inc. was acquired by United HealthCare Corporation in June 1994.

Joseph H. Sherrill, Jr., was elected a Director in May 1995. Mr. Sherrill served as President of R. J. Reynolds (“RJR”) Asia Pacific, based in Hong Kong, where he oversaw RJR operations across Asia, including licensing, joint ventures and a full line of operating companies from August 1989 to his retirement in October 1994. Prior management positions with RJR include Senior Vice President of Marketing for R.J. Reynolds International, President and Chief Executive Officer of R.J. Reynolds Tabacos de Brazil, and President and General Manager of R.J. Reynolds Puerto Rico.

William M. Spencer, III, has been a Director of the Company since its inception. Mr. Spencer, who is retired, is also a private investor in Birmingham, Alabama. Mr. Spencer is a Founder of the Company, and served as Chairman of the Board of the Company from its founding in 1986 until April 1992. He co-founded and operated Motion Industries from 1946 through its merger into Genuine Parts Company in 1976. He has founded several businesses and has served on the Board of Directors of numerous public and private corporations.

J. Claude Bennett, M.D., was named President and Chief Operating Officer in December 1996 and elected a Director in January 1997. Since 2001, Dr. Bennett has also served as the Medical Director. Prior to joining the Company, Dr. Bennett was President of The University of Alabama at Birmingham (“UAB”) from October 1993 to December 1996 and Professor and Chairman of the Department of Medicine of UAB from January 1982 to October 1993. Dr. Bennett served on the Company’s Scientific Advisory Board from 1989-96. He is a former co-editor of the Cecil Textbook of Medicine and former President of the Association of American Physicians. He is the immediate past chair of the Scientific Advisory Committee of the Massachusetts General Hospital, a member of the Scientific Advisory Boards of Zycogen, LLC and Aptamera, Inc., and continues to hold the position of Distinguished University Professor Emeritus at UAB, a position he has held since January 1997.

Zola P. Horovitz, Ph.D., was elected a Director in August 1994. Dr. Horovitz was Vice President of Business Development and Planning at Bristol-Myers Squibb from 1991 until his retirement in April 1994 and previously was Vice President of Licensing at the same company from 1990 to 1991. Prior to that he spent over 30 years with The Squibb Institute for Medical Research, most recently as Vice President Research, Planning, & Scientific Liaison. He has been an independent consultant in pharmaceutical sciences and business development since his retirement from Bristol-Myers Squibb in April 1994. He serves on the Boards of Directors of Avigen, Inc., Genaera Pharmaceuticals, Inc., Palatin Technologies, Inc., DOV Pharmaceuticals, GenVec, Inc., and NitroMed, Inc.

Randolph C. Steer, M.D., Ph.D., was elected a Director in February 1993. Dr. Steer has been an independent pharmaceutical and biotechnology consultant since 1989, having a broad background in business development, medical marketing and regulatory affairs. He was formerly Chairman, President and CEO of Advanced Therapeutics Communications International, a leading drug regulatory group, and served as associate director of medical affairs at Marion Laboratories, and medical director at Ciba Consumer Pharmaceuticals. Dr. Steer serves on the Board of Directors of Techne Corporation and several privately held companies.

Should any nominee be unable or unwilling to accept election, it is expected that the proxies will vote for the election of such other person for the office of director as the Board may then recommend. The Board has no reason to believe that any of the persons named will be unable to serve or will decline to serve if elected.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR NAMED ABOVE.

CORPORATE GOVERNANCE

Committees of the Board

Audit Committee

The Company has an Audit Committee, consisting of Messrs. Featheringill and Spencer and Dr. Edwin A. Gee, Ph.D., which is responsible for the review of internal accounting controls, financial reporting and related matters. The Audit Committee also recommends to the Board the independent accountants selected to be the Company’s auditors and reviews the audit plan, financial statements and audit results. The Board has adopted an Amended and Restated Audit Committee Charter that meets all the applicable rules of the Nasdaq National Market and the Securities and Exchange Commission. The Audit Committee Charter can be found on the Company’s website at www.biocryst.com, and is attached hereto as Appendix A. The Audit Committee members are “independent” directors as defined by the National Association of Securities Dealers, Inc. (“NASD”) in its Rule 4200 and meet Nasdaq’s financial literacy requirements for audit committee members. The Board has determined that Mr. Featheringill qualifies as the “audit committee financial expert,” as such term is defined in Item 401(h)(2) of Regulation S-K under the federal securities laws. Upon the expiration of Dr. Gee’s term at the 2004 Annual Meeting, Mr. Higgins will join the Audit Committee as a “financial expert.” Mr. Featheringill has determined that he will step down from the Audit Committee after Mr. Higgins has had the opportunity to familiarize himself with the Company’s financial records and accounting processes. The Audit Committee met four times during 2003.

Compensation Committee

The Company also has a Compensation Committee consisting of Messrs. Featheringill and Spencer and Dr. Gee. The Compensation Committee is responsible for the annual review of officer compensation and other incentive programs and is authorized to award options under the Company’s Stock Option Plan. The Board has adopted a Compensation Committee Charter that meets all the applicable rules of the Nasdaq National Market and the Securities and Exchange Commission. The Charter can be found on the Company’s website at www.biocryst.com. The Compensation Committee members are “independent” directors as defined by NASD Rule 4200. The Compensation Committee held two meetings during 2003.

Nominating Committee

The Company has a Nominating Committee comprised of all independent directors, as defined by NASD Rule 4200, with terms not expiring in the current year. The current members of the committee are Messrs. Featheringill, Horovitz, Sherrill, Spencer, and Steer. The Nominating Committee nominates persons for election or re-election as directors. The Board has adopted a Nominating Committee Charter that meets all the applicable rules of the Nasdaq National Market and the Securities and Exchange Commission. The Charter can be found on the Company’s website at www.biocryst.com. The Nominating Committee held one meeting during 2003.

Selection of Board Nominees

The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Nominating Committee has established a procedure for submission of nominees by stockholders and will consider nominees recommended in writing, including biographical information and personal references. All submissions by shareholders should be sent directly to the Chairman of the Board, Dr. Bugg at 2190 Parkway Lake Drive, Birmingham, Alabama, 35244. Suggestions of candidates for election at the 2005 Annual Meeting must be received by the Nominating Committee by November 1, 2004.

Once the Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee against the Company’s director selection criteria, including:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Stockholder Communications

Stockholders interested in communicating directly with the Board, or specified individual directors, may do so by writing the Secretary of the Company, Michael A. Darwin, 2190 Parkway Lake Drive, Birmingham, Alabama, 35244. The Secretary of the Company will review all such correspondence and will regularly forward to the board copies of all such correspondence that, in the opinion of the Secretary, deals with the functions of the board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Director Attendance

During 2003, the Board held ten (10) meetings. Each member of the Board attended at least 75% of the meetings of the Board and committees of the Board of which he is a member. The Company encourages all members of the Board to attend the Annual Meeting of Stockholders. Three members of the Board of Directors were in attendance at the 2003 Annual Meeting of Stockholders.

Director Compensation

Directors who are officers of the Company do not receive any additional compensation for their services as a director. Non-employee directors receive a separate fee for attending Board meetings, and are reimbursed for expenses incurred in attending Board or committee meetings and while representing the Company in conducting certain business. The fee is $500 per Board meeting attended by teleconference and $1,000 per meeting attended in person. There is no additional fee paid for committee meetings. Individuals when they first become non-employee Board members, at the time of commencement of Board service or upon ceasing to be an employee of the Company, receive a grant of options to purchase 10,000 shares (pro-rated for the number of months from commencement of service to the Annual Meeting) pursuant to the automatic option grant program under the Company’s 1991 Stock Option Plan, as amended. After the Annual Meeting each non-employee director receives an automatic grant of options to purchase 10,000 shares, which become 100% vested after one year pursuant to the terms of the proposed amendment to the 1991 Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Mr. Featheringill, Dr. Gee and Mr. Spencer. There are no Compensation Committee interlocks.

2.  AMENDMENT TO THE 1991 STOCK OPTION PLAN

The Company’s stockholders are being asked to approve an amendment to the Company’s 1991 Stock Option Plan (the “Plan”). The amendment will effect the following changes to the Plan:

(i)	increase the number of shares of the Company’s Common Stock reserved for issuance under the Plan by an additional 1,000,000 shares;

(ii)	allow Board members who are former employees of the Company to receive automatic option grants under the Plan;

(iii)	make an initial automatic option grant to former employee Board members upon cessation of their employment by the Company;

(iv)	provide that the initial automatic option grant vest in pro rata portions at the end of each calendar month between the date of the initial grant and the date of the next Annual Meeting;

(v)	provide that one-twelfth (1/12th) of the annual option grant shall vest at the end of each month during the year following the Annual Stockholders Meeting at which they were awarded so long as the director continues his or her Board service, and that said options shall not become exercisable for any additional shares following the director’s cessation of Board service for any reason;

(vi)	allow directors holding vested options who cease to serve as Board members for any reason to have the remainder of the ten (10) year term of each such vested option in which to exercise such option, rather than only a six month period, and to allow such options to be exercised after the optionee’s death during the remainder of such 10 year period by such optionee’s estate or heirs (these changes will also be applicable to previously granted options); and

(vii)	eliminate certain non-substantive provisions of the Plan which recite historical information regarding previous amendments to the Plan.

The Board of Directors adopted this most recent amendment of the Plan on March 8, 2004, subject to stockholder approval at this Meeting. The text of the amendment to the Plan is attached as Appendix B to this Proxy Statement.

The Board believes the amendment is necessary to assure that both a sufficient reserve of Common Stock remains available for issuance under the Plan and that non-employee directors are adequately compensated for their service on the Board. The Company utilizes equity-based incentive compensation to attract and retain the services of key individuals essential to the Company’s long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance. The Board believes that directors who are former employees of the Company should not be penalized for their prior service to the Company, and should receive the same compensation granted to other non-employee Board members. Finally, the Board decided that it was unfair to penalize retiring Board members or others who cease to serve on the Board by requiring that they exercise or lose their options within six months of ceasing their Board service, and have acted to amend the Plan to allow such former directors (and their estates and heirs) to exercise any vested options during the remaining life of those options.

The following is a summary of the principal features of the Plan, as most recently amended. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company at 2190 Parkway Lake Drive, Birmingham, Alabama 35244.

Equity Incentive Programs

The Plan consists of two (2) separate equity incentive programs: the Discretionary Option Grant Program and the Automatic Option Grant Program for non-employee Board members. The principal features of each program are described below. The Compensation Committee of the Board will have the exclusive authority to administer the Discretionary Option Grant Program with respect to option grants made to the Company’s executive officers and non-employee Board members and will also have the authority to make option grants under that program to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants to individuals other than the Company’s executive officers and non-employee Board members or the Board may retain such authority.

The term Plan Administrator, as used in this summary, will mean the Compensation Committee, any secondary committee or the Board, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Plan. However, neither the Compensation Committee nor any secondary committee will exercise any administrative discretion under the Automatic Option Grant Program. All grants under that program will be made in strict compliance with the express provisions of such program.

Share Reserve

An aggregate of 5,600,000 shares of Common Stock has been reserved for issuance over the term of the Plan, including the increase of 1,000,000 shares of Common Stock pursuant to this proposed amendment. No participant in the Plan may receive option grants for more than 1,500,000 shares of Common Stock in the aggregate over the term of the Plan.

The shares of Common Stock issuable under the Plan may be drawn from shares of the Company’s authorized but unissued shares of such common stock or from shares of such Common Stock reacquired by the Company, including shares repurchased on the open market.

In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and per participant) under the Plan and the securities and the exercise price per share in effect under each outstanding option.

Eligibility

Officers and employees, non-employee Board members and independent consultants in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant Program. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program. Upon approval and ratification of the amendment discussed above, Board members who are former employees of the Company will also be eligible to participate in the Automatic Option Grant Program.

As of March 17, 2004, three executive officers, eight non-employee Board members and approximately sixty other employees and consultants were eligible to participate in the Discretionary Option Grant Program. The 8 non-employee Board members were also eligible to participate in the Automatic Option Grant Program pursuant to the terms of the proposed amendment to the 1991 Stock Option Plan.

Valuation

The fair market value per share of Common Stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On March 17, 2004 the fair market value per share determined on such basis was $7.75.

Discretionary Option Grant Program

The Plan Administrator will have complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

Each granted option will have an exercise price per share no less than the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten (10) years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares.

Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Upon the optionee’s cessation of service as a result of death after at least five years of service, all of the optionee’s outstanding options will accelerate and become exercisable in full.

In addition, the Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program.

Tandem Stock Appreciation Rights.  Tandem stock appreciation rights under the Discretionary Option Grant Program provide the holders with the right to surrender their options for an appreciation distribution from the Company. The amount of such distribution will be equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

Limited Stock Appreciation Rights.  Limited Stock Appreciation Rights may be granted to officers of the Company as part of their option grants and may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the take-over price per share over (ii) the exercise price payable for such share.

Automatic Option Grant Program

Grants

Under the Automatic Option Grant Program, eligible non-employee Board members, including Board members who are former employees of the Company, will receive a series of option grants over their period of Board service. Each non-employee Board member will, at the time of his or her initial election or appointment to the Board or upon continuing to serve as a Board member after ceasing to be employed by the Company, receive an option grant for up to 10,000 shares of Common Stock. The amount of the initial grant shall be determined by multiplying (i) a fraction, the numerator of which is the number of months remaining between the date the Board member first became a non-employee Board member and the date of the next Annual Stockholders Meeting and the denominator of which is 12 by (ii) 10,000 shares of Common Stock. In addition, each year on the date of the Annual Stockholders Meeting each individual who is to continue to serve as a non-employee Board member will automatically be granted an additional option to purchase 10,000 shares of Common Stock. Other than the 1,500,000 share aggregate limit to any participant in the Plan, there will be no limit on the number of such 10,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

Stockholder approval of this proposed amendment will also constitute pre-approval of each option granted under the Automatic Option Grant Program after the date of the Annual Stockholders Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

Each automatic grant will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a term of 10 years. Stockholder approval of this proposed amendment will also constitute approval of the removal of the six month exercise period for all options currently outstanding following a Board member’s cessation of service for any reason. Each initial automatic option grant shall vest over the period to the Annual Stockholders Meeting immediately following the grant with a pro rata portion of the grant vesting at the end of each calendar month during the period and with the final portion of the grant vesting on the date of the Annual Stockholders Meeting. Each annual automatic option grant shall become exercisable for 1/12th of the option shares upon the optionee’s completion of each month of Board service over the twelve (12)-month period measured from the automatic grant date. With respect to both the initial automatic option grant and the annual automatic option grant, options shall not become exercisable for any additional option shares following the optionee’s cessation of Board service for any reason. Following an optionee’s cessation of Board service for any reason, each option vested at the time of cessation of Board service will remain exercisable by the optionee (or after the optionee’s death, his estate or heirs) for the remainder of the ten (10) year term applicable to such option.

Each option granted under the Automatic Option Grant Program will include a limited stock appreciation right so that upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company’s outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership, the option may be surrendered to the Company in return for a cash distribution from the Company. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.

General Provisions

Acceleration

In the event that the Company is acquired by merger or asset sale or otherwise undergoes a change in control (including a change effected through the successful completion of a tender offer for more than 50% of the Company’s outstanding voting stock or a change in the majority of the Board effected through one or more contested elections for Board membership), each outstanding option and all unvested shares outstanding under the Discretionary Option Grant Program will automatically accelerate in full.

The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Financial Assistance

The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

Special Tax Election

The Plan Administrator may provide one or more holders of non-statutory options under the Discretionary Option Grant Program of the Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

Amendment and Termination

The Board may amend or modify the Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the Plan will terminate on the earliest of (i) March 6, 2010 (but any options outstanding on such date shall remain in effect in accordance with their terms), (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

New Plan Benefits

The Plan was in effect during the last fiscal year, and the awards to the Company’s executive officers during 2003 are reflected below under the heading “Executive Compensation — Option Grants in 2003.” As of March 17, 2004, the Compensation Committee had not granted stock options to the executive officers under the Discretionary Option Grant Program during 2004. Each of the non-employee Board members will receive an annual automatic option grant under the Automatic Option Grant Program immediately following the Meeting. The following tabulation reflects certain information respecting the awards granted or expected to be granted to the following persons for 2004 under the 1991 Stock Option Plan.

Name and Position	Number of Stock Options Granted(1)
Charles E. Bugg, Ph.D.
Chairman and Chief Executive Officer

J. Claude Bennett, M.D.
President, Chief Operating Officer and Medical Director

Michael A. Darwin
Chief Financial Officer

Executive Officer Group
Non-Employee Director Group	72,500	(2)
Employee Group

(1)	Represents grants of stock options made pursuant to the 1991 Stock Option Plan from January 1 through March 17, 2004.

(2)	Includes the initial option grant to Mr. Gordon and options to be granted pursuant to the Automatic Option Grant Program under the 1991 Stock Option Plan to non-employee Directors immediately following the Meeting, including the initial grant to Mr. Higgins.

As of March 17, 2004, 2,876,889 shares of Common Stock were subject to outstanding options under the Plan, 1,224,792 shares of Common Stock had been issued under the Plan, and 498,319 shares of Common Stock remained available for future issuance, excluding the increase of 1,000,000 shares of Common Stock included in the proposed amendment.

Federal Income Tax Consequences

Option Grants

Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

INCENTIVE OPTIONS.  No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise transferred. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result. If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

NON-STATUTORY OPTIONS.  No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS.  No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which the ordinary income is recognized by the optionee.

Deductibility of Executive Compensation

The Company anticipates that any compensation deemed paid by it in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

Stockholder Approval

The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the amendment of the Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL AND RATIFICATION OF SUCH PROPOSAL.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the annual and long-term compensation paid by the Company during the 2003, 2002, and 2001 fiscal years to the Company’s Chief Executive Officer and each of the Company’s other executive officers serving in such capacities at the end of the 2003 fiscal year whose annual salary and bonus for the 2003 fiscal year exceeded $100,000 (collectively, the “Named Executive Officers”):

	Annual Compensation					Long-Term Compensation Awards-Securities
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation (1)	Underlying Options
Charles E. Bugg, Ph.D.	2003	$300,000	$484,500	(2)	$11,584	38,457
Chairman and	2002	359,922	0		10,251	30,444
Chief Executive Officer	2001	381,576	0		8,500	56,700

J. Claude Bennett, M.D.	2003	228,384	0		12,781	29,276
President, Chief Operating	2002	274,507	0		11,166	23,182
Officer and Medical Director	2001	291,707	15,000		8,500	59,100

Michael A. Darwin	2003	142,710	0		6,990	14,743
Chief Financial Officer,	2002	89,168	0		240	14,209
Treasurer and Secretary	2001	79,512	0		876	7,500

(1)	Represents the Company contribution to the 401(k) Plan and Group Term Life Insurance provided by the Company.

(2)	On October 24, 2003, our compensation committee voted to pay Dr. Charles E. Bugg, our Chairman and Chief Executive Officer, $484,500 as consideration for the cancellation of options held by Dr. Bugg to purchase 170,000 shares of our common stock. The expiration date of the options was November 18, 2003, and the exercise price of the options was $6.00 per share. The closing price of our stock was $8.85 on October 24, 2003.

Option Grants in 2003

The following table shows, with respect to the Company’s Named Executive Officers, certain information with respect to option grants in 2003. All of the grants were made under the Company’s 1991 Stock Option Plan. BioCryst has not granted any stock appreciation rights.

	Number of Securities Underlying Options	% of Total Options	Exercise Price Per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Granted	Granted	Share	Date	5%	10%
Charles E. Bugg, Ph.D.	38,457	7.04	$0.87	02/03/2013	$21,041	$53,323
J. Claude Bennett, M.D.	29,276	5.36	0.87	02/03/2013	16,018	40,593
Michael A. Darwin	14,743	2.70	0.87	02/03/2013	8,066	20,442

(1)	Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company’s estimate of the future market price of the Common Stock.

Aggregate Option Exercises in 2003 and Year-end Option Values

The following table shows, with respect to the Company’s Named Executive Officers, the number and value of unexercised options held by the Named Executive Officers as of December 31, 2003.

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options		Values of Securities Underlying Unexercised Options (2)
Name	Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Charles E. Bugg, Ph.D.	10,000	$28,500	562,506	96,395	$396,196	$404,045
J. Claude Bennett, M.D.	0	0	284,609	78,643	141,713	321,918
Michael A. Darwin	0	0	16,690	29,062	32,996	152,468

(1)	The value realized equals the difference between the option exercise price and the fair market value of BioCryst’s common stock at the time of exercise, multiplied by the number of shares for which the option was exercised.

(2)	Amounts reflect the net values of outstanding stock options computed as the difference between $6.85 per share (the fair market value at December 31, 2003) and the exercise price therefor.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

The Company’s compensation program for executive officers is primarily comprised of base salary, periodic bonuses and long-term incentives in the form of stock option grants. Executives also participate in various other benefit plans, including medical, dental, 401(k), life insurance, disability insurance and vacation plans, which are available to all full-time employees of the Company.

Compensation of executive officers of the Company was based upon individual assessments of the amount of compensation required to attract individuals to fill positions with the Company and motivate such individuals to focus on achieving the objectives of the Company. During 1999, the Compensation Committee retained William M. Mercer, Inc. (“Mercer”), an internationally recognized compensation consulting firm, to perform a thorough review of the Company’s executive compensation program. Mercer also reviewed salary levels and employee benefit programs of all other employees of the Company. Mercer compared the Company’s compensation plans, including cash compensation and stock option grants, to those of a peer group of 21 publicly traded companies in the biotechnology and biopharmaceutical industries. The Compensation Committee used the results of the 1999 Mercer study and information from the Biotechnology Compensation Survey Report 2003 prepared by Radford Associates as factors in determining the appropriateness of executive compensation levels.

The Company strongly believes in tying executive and employee rewards directly to the long-term success of the Company and increases in stockholder value through grants of stock options. The Company also believes that the grant of stock options should be reflective of the Company’s success in meeting objectives established for the Company by the Board and each individual officer’s ability to affect, and contribution toward meeting, such objectives. The stock options awarded to the Company’s executive officers in 2003 were based on a subjective evaluation by the Compensation Committee of the past performance of the officers and the desire to retain and adequately compensate them to achieve the Company’s objectives for 2003, including, without limitation, making progress with respect to its clinical and basic research projects, each individual officer’s contribution to the Company’s achievements of its objectives and the Compensation Committee’s subjective determination of the appropriate level of stock options for persons holding the officer’s position with the Company. No specific relative weight was assigned to any of the factors considered.

On August 5, 2002, at the request of Drs. Bugg and Bennett, our compensation committee and board of directors approved a reduction in salary of 25% for both Dr. Charles E. Bugg, Chairman and Chief Executive Officer, and Dr. J. Claude Bennett, President, Chief Operating Officer and Medical Director, effective

August 1, 2002. On December 8, 2003, the compensation committee and board of directors restored their salaries to the full amount in effect prior to August 1, 2002. This change became effective on January 1, 2004. In the event of any change of control of the Company, the cumulative salary reduction totaling $249,509, combined, would become due and payable to them.

Chief Executive Officer

Charles E. Bugg, Ph.D., entered into a three-year employment agreement with the Company on December 27, 1999 for the years 2000, 2001 and 2002. Under the terms of that agreement, Dr. Bugg served as Chairman of the Board of Directors and Chief Executive Officer of the Company. Dr. Bugg was to receive minimum annual compensation of $355,465. Effective August 1, 2002, his compensation was reduced by 25%, at his request, following the termination of a Phase III program and the subsequent streamlining of operations for the Company. Dr. Bugg chose not to renew his employment contract for 2003. Dr. Bugg was not given a bonus for 2003, but on October 24, 2003, our compensation committee voted to pay Dr. Bugg $484,500 as consideration for the cancellation of options held by Dr. Bugg to purchase 170,000 shares of our common stock. The expiration date of the options was November 18, 2003, and the exercise price of the options was $6.00 per share and the closing price on October 24, 2003 was $8.85 per share. Dr. Bugg is also entitled to all employee benefits generally made available to executive officers. Dr. Bugg may, if he desires, also hold positions at UAB, provided that he does not devote more than ten percent of his time to such activities.

In assessing the performance of the Company and Dr. Bugg in determining the number of options to be granted for 2003, the Compensation Committee relied solely on a subjective evaluation of the Company’s progress with respect to its research projects and Dr. Bugg’s contribution toward these results. No specific criteria were utilized in evaluating such performance, however, and no relative weight was assigned to any specific factors considered. The Compensation Committee did not consider the amount of options held by Dr. Bugg in determining the amount of options to be awarded to him for 2003. Such review in 2003 resulted in the Compensation Committee granting Dr. Bugg options to purchase 38,457 shares of Common Stock at $0.87 per share, the fair market value on the date of such grant.

Effective on March 17, 2004, the Compensation Committee entered into a new employment agreement with Dr. Bugg (the “Bugg Agreement”) through March 17, 2007 with a minimum annual compensation of $400,000, and other terms substantially similar to the previous employment agreement with him. Dr. Bugg will receive, on or before the last day of each year during the term of the Bugg Agreement, an additional option to purchase a minimum of 25,000 shares of Common Stock of the Company under the Company’s 1991 Stock Option Plan. The exact number of shares will be determined by the plan administrator, which is presently the Compensation Committee, based on Dr. Bugg’s performance and the results of operations of the Company during such year. Under his previous employment agreement and for 2003 when he chose not to renew his employment agreement, Dr. Bugg received options to purchase 38,457 shares of Common Stock in 2003, 30,444 shares of Common Stock in 2002, and 56,700 shares of Common Stock in 2001.

Section 162(m)

The Compensation Committee has reviewed all compensation programs for compliance with Section 162(m) of the Code. Currently, options granted by this Committee are exempt from the $1 million limit on deductibility of executive compensation under the rules.

This report is submitted by the Compensation Committee, consisting of William W. Featheringill (Chairman), Edwin A. Gee, Ph.D., and William M. Spencer, III.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three independent directors, and is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the financial statements in the Annual Report on Form 10-K for the year ended December 31, 2003 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard (“SAS”) No. 61 (Codification of Statements on Auditing Standards, AU §380), Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent accountants their independence. The Committee also considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board approved the selection of Ernst & Young LLP as the Company’s independent auditors for 2003 and we anticipate that Ernst & Young LLP will be retained as the principal accounting firm to be used by the Company throughout the fiscal year ending December 31, 2004.

This report is submitted by the Audit Committee, consisting of William W. Featheringill (Chairman), Edwin A. Gee, Ph.D., and William M. Spencer, III.

Audit Fees

Set forth below is information relating to the aggregate Ernst & Young LLP fees for professional services rendered for the fiscal years ended December 31, 2003 and 2002, respectively.

	2003	2002
(1) Audit Fees	$77,500	$59,600
(2) Audit-related fees (a)	2,500	2,800
(3) Tax fees	0	0
(4) All other fees	0	0

(a)	For 2003, these fees were related to Sarbanes-Oxley consultation. For 2002, the fees were for review of the Company’s S-8 filing.

The Audit Committee has considered whether the provision of the services covered by “All Other Fees” is compatible with maintaining the independent auditor’s independence and determined that such provision of services is so compatible. It is the policy of the Audit Committee, as set forth in the Audit Committee Charter, to pre-approve, consistent with the requirements of the federal securities laws, all auditing services and non-audit services provided to the Company by its independent auditors, other than such non-audit services as are prohibited by law to be performed by the independent auditors and other than as provided in the de minimus exception set forth in applicable provisions of the federal securities laws. The Committee may delegate to one or more designated members of the Committee the authority to grant the required pre-approvals, provided that the decisions of any member(s) to whom such authority is delegated to pre-approve an activity shall be presented to the full Committee at each of its scheduled meetings.

	Beginning Investment 12/31/98	Investment at 12/31/99	Investment at 12/31/00	Investment at 12/31/01	Investment at 12/31/02	Investment at 12/31/03
BioCryst Pharmaceuticals, Inc.	$100.00	$421.43	$94.64	$56.57	$13.71	$97.86
The Nasdaq Stock Market	100.00	185.43	111.83	88.77	61.37	91.75
Nasdaq Pharmaceutical Stocks	100.00	188.55	235.19	200.44	129.53	189.83

The Performance Graph for BioCryst measures the change in a $100 investment in the Company’s common stock based on a price of $7.00 on December 31, 1998 and its year-end closing price thereafter. BioCryst’s relative performance is then compared with the CRSP Total Return Indexes for The Nasdaq Stock Market (US) and Nasdaq Pharmaceutical Stocks.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of March 17, 2004 by (i) each director, (ii) each of the Named Executive Officers, (iii) all directors and executive officers of the Company as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock:

Name and Address	Amount and Nature of Beneficial Ownership (1)		Percent of Class
William W. Featheringill 100 Brookwood Place, #410 Birmingham, Alabama 35209	2,881,272	(2)	13.4%
Exis Capital Management 875 Third Avenue, 29th Floor New York, NY 10022	1,710,000	(3)	8.0
Samuel D. Isaly, OrbiMed Advisors, LLC & OrbiMed Capital, LLC 767 Third Avenue New York, NY 10017	1,666,667	(4)	7.8
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,192,700	(5)	5.6
Charles E. Bugg, Ph.D.	699,468	(6)	3.2
William M. Spencer, III	606,859	(7)	2.8
Joseph H. Sherrill, Jr.	585,500	(8)	2.7
J. Claude Bennett, M.D.	322,367	(9)	1.5
John A. Montgomery, Ph.D.	185,100	(10)	*
Randolph C. Steer, M.D., Ph.D.	84,200	(10)	*
Edwin A. Gee, Ph.D.	70,000	(10)	*
Zola P. Horovitz, Ph.D.	66,750	(10)	*
Michael A. Darwin	19,362	(10)	*
Carl L. Gordon, CFA, Ph.D.	2,500	(11)	*
All executive officers and directors as a group (11 persons)	5,523,378	(12)	24.0

(*)	Less than one percent.

(1)	Gives effect to the shares of Common Stock issuable within 60 days after March 17, 2004 upon the exercise of all options and other rights beneficially held by the indicated stockholder on that date.

(2)	Includes 941,200 shares held by a partnership of which he is a beneficial owner and 82,500 shares issuable upon exercise of stock options.

(3)	From Schedule 13G filed with the Company on February 10, 2004, with shares purchased since that date included from contact on March 18, 2004 with management personnel from Exis Capital Management, Inc.

(4)	From Schedule 13G filed with the Company on February 26, 2004.

(5)	From Schedule 13G filed with the Company on February 13, 2004.

(6)	Includes 73,138 shares held by a partnership of which he is a beneficial owner and 588,773 shares issuable upon exercise of stock options.

(7)	Includes 88,750 shares issuable upon exercise of stock options and 10,000 shares held by Mr. Spencer’s spouse. Mr. Spencer disclaims beneficial ownership of the 10,000 shares held by his spouse.

(8)	Includes 348,000 shares held in a trust for his benefit by his father who serves as trustee with investment and voting power, 82,500 shares issuable upon exercise of stock options, 10,000 shares which Mr. Sherrill holds jointly with his spouse, 1,000 shares held by Mr. Sherrill’s son and 10,000 shares held by Mr. Sherrill’s spouse. Mr. Sherrill disclaims beneficial ownership of the 11,000 shares held by his spouse and son.

(9)	Includes 305,616 shares issuable upon exercise of stock options.

(10)	Includes shares held and shares issuable upon exercise of stock options.

(11)	Includes 2,500 shares issuable upon exercise of stock options.

(12)	See Notes (1) through (11).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”) requires the Company’s officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”), to file reports of ownership with the Securities and Exchange Commission. Reporting Persons are required by the Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that during 2003 its Reporting Persons were in compliance with all applicable filing requirements, except for the delinquent filings for each of the directors related to the shares they received in May 2003 from the Automatic Grant provision of the 1991 Stock Option Plan.

INDEPENDENT AUDITORS

The principal independent public accounting firm used by the Company during the fiscal year ended December 31, 2003 was Ernst & Young LLP. It is currently anticipated that Ernst & Young LLP will be retained as the principal accounting firm to be used by the Company throughout the fiscal year ending December 31, 2004. The Company anticipates that a representative of Ernst & Young LLP will attend the Meeting for the purpose of responding to appropriate questions. At the Meeting, this representative will be afforded an opportunity to make a statement if he or she so desires.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company’s 2005 Annual Meeting of Stockholders must be received by the Company by December 13, 2004 to be considered for inclusion in the Company’s proxy statement relating to such meeting.

A stockholder must notify the Company before February 26, 2005 of a proposal for the 2005 Annual Meeting which the stockholder intends to present other than by inclusion in the Company’s proxy material. If the Company does not receive such notice prior to February 26, 2005, proxies solicited by the Board of the Company will confer discretionary authority upon the proxies for the Board of the Company to vote upon any such matter.

OTHER MATTERS

Management does not intend to present to the Meeting any matters other than those previously mentioned herein and does not presently know of any matters that will be presented by other parties. If other matters should properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto and in accordance with their best judgment.

GENERAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 was mailed with this Proxy Statement. If you did not receive a copy, you may obtain one without charge from Michael A. Darwin, the Chief Financial Officer and Secretary of the Company.

BY ORDER OF THE BOARD OF DIRECTORS
Michael A. Darwin, Secretary

Birmingham, Alabama
April 12, 2004

APPENDIX A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

BIOCRYST PHARMACEUTICALS, INC.

FUNCTION OF THE COMMITTEE

The role of the Audit Committee (the “Committee”), acting on behalf of the Board of Directors (the “Board”) is to (a) assist the Board in its oversight of (i) the integrity of the financial statements of Biocryst Pharmaceuticals, Inc. (the “Company”), (ii) the Company’s compliance with legal and regulatory requirements, (iii) the outside auditor’s qualifications and independence, and (iv) the performance of the outside auditors; and (b) prepare such reports and filings with respect to the Committee as the Securities and Exchange Commission (“SEC”) may require from time to time be included in the Company’s annual proxy statement. The Committee may also have such other duties as may from time to time be specifically delegated to the Committee by the Board.

While the Committee has the powers and responsibilities set forth in this Charter and the Company’s Certificate of Incorporation, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles. These activities are the responsibility of management and the outside auditor.

In its oversight role, the Committee may investigate any matter brought to its attention concerning accounting, financial reporting, internal control and audit practices of the Company and shall have full access to Company books, records and personnel.

ORGANIZATION OF THE COMMITTEE

The Committee will consist of at least three (3) Board members, with the exact number and selection of members to be determined by the Board. No member of the Committee may be an officer or employee of the Company or its subsidiaries, and each member of the Committee must be, in the opinion of the Board, free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities as a Committee member. In determining independence, the Board will observe the requirements of the Securities Exchange Act of 1934, as amended, and the independence standards for listed companies contained in the NASD Manual. No member of the Committee may receive any consulting, advisory or other compensatory fee from the Company, other than for service as a director and member of committees of the Board.

Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement at the time of their appointment to the Committee.

At least one (1) member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in that individual’s financial sophistication. Such experience may include being or having been a public accountant or auditor, chief financial officer, comptroller or other senior officer with financial oversight responsibilities.

APPOINTMENT

The Board shall appoint the members of the Committee. The Board will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman of the Committee. The Chairman of the Committee will, in consultation with the other members of the Committee, the Company’s outside auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing an agenda therefor and supervising the conduct thereof.

OUTSIDE AUDITOR

The Committee shall have sole authority to appoint, retain, discharge and replace the outside auditor. Alternatively, the Committee may nominate the outside auditor to be proposed for stockholder approval in any proxy statement.

RESPONSIBILITIES OF THE COMMITTEE

The Committee shall:

1)	Select Outside Auditors: Exercise sole authority over the appointment, retention, discharge or replacement of the outside auditors to be retained by the Company (or nominated for stockholder approval), each of which outside auditors shall be a registered public accounting firm when required by the Securities Exchange Act of 1934 and/or the rules and regulations promulgated thereunder. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any outside auditors and/or registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such outside auditor and/or registered public accounting firm shall report directly to the Committee.

2)	Preapproval of Audit and Non-Audit Services: Preapprove, consistent with the requirements of Section 10A of the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder, all auditing services and non-audit services provided to the Company by its outside auditors, other than such non-audit services as are prohibited to be performed by the outside auditors pursuant to such Section 10A as amended and other than as provided in the de minimus exception set forth in Section 10A as amended. The following non-audit services are not to be provided by the outside auditors: bookkeeping or other services related to the accounting records or financial statements of the Company; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution in kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, investment adviser, or investment banking services; and legal services and expert services unrelated to the audit. The Committee may delegate to one or more designated members of the Committee the authority to grant the required preapprovals, provided that the decisions of any member(s) to whom such authority is delegated to preapprove an activity shall be presented to the full Committee at each of its scheduled meetings.

3)	Review Independence of Outside Auditors: In connection with selecting the firm to be retained as the Company’s outside auditors, review the information provided by the outside auditors relating to the independence of such firm, including, among other things, information related to the non-audit services provided and expected to be provided by the outside auditors. The Committee is responsible for (i) ensuring that the outside auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, (ii) actively engaging in dialogue with the outside auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the outside auditor and (iii) taking appropriate action to oversee the independence of the outside auditor. The Committee shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or the outside auditor on a regular basis.

4)	Evaluate annually the performance of the outside auditors, including their effectiveness, objectivity and independence.

5)	Obtain and review from the outside auditors, at least annually, a report which describes: (i) the auditing firm’s quality control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by an inquiry or investigation by governmental or professional authorities within the preceding five years (and the steps taken to deal with such issues); and (iii) all relationships between the outside auditor and the Company.

6)	Receive and review from the outside auditor reports of the following information as and when required by Section 10A(k) of the Securities Exchange Act of 1934: (i) all critical accounting policies and practices to be used by the Company; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors; and (iii) other material written communications between the outside auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

7)	Review the outside auditor’s overall scope and focus of the annual and interim audits, as well as the scope of review of unaudited quarterly information. The Committee shall receive and review all audit reports.

8)	Review and discuss the results of the audit and the audited financial statements with Company management and the outside auditors. Discussions shall include the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and other matters as required by Statement of Auditing Standards No. 61. The Committee shall review the Company’s significant accounting principles, sensitive estimates, reserves, accruals, judgmental areas, and audit adjustments, both recorded and unrecorded. Additionally, such discussions shall include other matters that either the Committee or the outside auditors deem appropriate.

9)	Review with the outside auditor any audit problems or difficulties and management’s response, including any restrictions on the scope of the outside auditor’s activities or on access to requested information, and any significant disagreements with management.

10)	Review all major financial reports in advance of filing, including the Form 10-K and Forms 10-Q. Review earnings release prior to issuance if there are significant issues to be reported. Review and discuss earnings releases, and financial information and earnings guidance provided to analysts and ratings agencies.

11)	Take such actions as are reasonably necessary to be in a position to issue, and to issue, an annual report to be included in the Company’s proxy statement as required by the SEC.

12)	Review and discuss the Company’s policies on risk assessment and management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

13)	Review and discuss with Company management and outside auditors the quality of and compliance with the Company’s internal controls that affect key financial statement issues and risks.

14)	Review and discuss with Company management, outside auditors and corporate counsel any SEC or other significant regulatory inquiries and examinations, including findings, recommendations and management responses.

15)	Review and preapprove all related-party transactions.

16)	Discuss with Company management and corporate counsel any legal matters that may have a significant impact on the Company’s financial statements.

17)	Meet separately, at least quarterly, with Company management and the outside auditors of the Company.

18)	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

19)	Determine appropriate funding, to be provided by the Company, to fund the Committee’s activities and responsibilities and for payment of compensation (i) to the outside auditors employed by the Company for the purpose of rendering or issuing an audit report; and (ii) to any advisers employed by the Committee.

20)	Establish clear hiring policies for employees or former employees of the outside auditors and monitor compliance with such procedures.

21)	Self-assess the performance of the Committee.

22)	Report regularly to the Board on the activities of the Committee and review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, or the performance and independence of the Company’s outside auditors.

MEETINGS OF THE COMMITTEE

The Committee shall conduct regular meetings, and special meetings shall be called as circumstances require, in order to comply with its responsibilities as set forth herein. The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or outside auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the outside auditors and others in separate private sessions to discuss any matter that the Committee, management, the outside auditors or such other persons believes should be discussed privately.

CONSULTANTS

The Committee may retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company’s expense, special legal, accounting or other consultants to advise and assist it in complying with its responsibilities as set forth herein.

ANNUAL REPORT

The Committee shall prepare, with the assistance of management, the outside auditors and outside legal counsel, a report for inclusion in the Company’s proxy or information statement relating to the annual meeting of security holders at which directors are to be elected that complies with the requirements of the federal securities laws.

ANNUAL REVIEW OF CHARTER

The Committee shall review and reassess, with the assistance of management, the outside auditors and outside legal counsel, the adequacy of the Committee’s charter at least annually.

APPENDIX B

AMENDMENT
TO
BIOCRYST PHARMACEUTICALS, INC.
AMENDED AND RESTATED
1991 STOCK OPTION PLAN

(effective March 8, 2004)

Pursuant to resolution adopted by the Board of Directors of BioCryst Pharmaceuticals, Inc., the BioCryst Pharmaceuticals, Inc. Amended and Restated 1991 Stock Option Plan is amended as follows:

FIRST: Article One, Section I. is amended by deleting paragraphs B. and C. thereof in their entirety and redesignating paragraph D. of such subsection as paragraph B.

SECOND: Article One, Section IV.B. is amended in its entirety to read as follows:

“B.  Only Board members who are not employees at the time of the grant shall be eligible to receive automatic option grants pursuant to the provisions of Article Three.”

THIRD: Article One, Section V.A. is amended in its entirety to read as follows:

“A.  Shares of the Company’s Common Stock shall be available for issuance under the Plan and shall be drawn from either the Company’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 5,600,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section V. Such authorized share reserve includes (i) the increase of 500,000 shares of Common Stock authorized by the Board on February 8, 1994; (ii) the increase of 500,000 shares of Common Stock authorized by the Board on March 16, 1995; (iii) the increase of 1,000,000 shares of Common Stock authorized by the Board on March 4, 1997; (iv) the increase of 400,000 shares of Common Stock authorized by the Board on March 1, 1999; (v) the increase of 1,200,000 shares of Common Stock authorized by the Board on March 6, 2000; and (vi) the increase of 1,000,000 shares of Common Stock authorized by the Board on March 8, 2004 subject to stockholder approval at the 2004 Annual Stockholders Meeting.”

FOURTH: Article Three of the Plan is amended in its entirety to read as follows:

ARTICLE THREE
AUTOMATIC OPTION GRANT PROGRAM

I.	ELIGIBILITY

Persons Eligible.  The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three program shall be (i) those individuals who, on or after March 8, 2004, first become non-employee Board members, whether through appointment by the Board or election by the Company’s stockholders, or by continuing to serve as a Board member after ceasing to be employed by the Company and (ii) those individuals serving as non-employee Board members on March 8, 2004, including individuals who first became non-employee Board members prior to March 8, 2004 or who have otherwise not been in the employ of the Company. As used herein, a “non-employee” Board member is any Board member who is not employed by the Company on the date in question.

II.	TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

A.	Grants. On or after March 8, 2004, option grants shall be made under this Article Three as follows:

1.  Initial Grant.  Each individual who first becomes a non-employee Board member on or after March 8, 2004 through appointment by the Board or by continuing to serve as a Board member after ceasing to be employed by the Company, shall automatically be granted at the time of such initial appointment or upon ceasing to be employed by the Company, a non-statutory stock option to purchase a number shares of Common Stock equal to the product obtained by multiplying (i) a fraction, the numerator of which is the number of months (rounded to the nearest whole month) remaining between the date such Board member first became a non-employee Board member and the next annual meeting date of the stockholders of the Company and the denominator of which is 12 by (ii) 10,000 share of Common Stock of the Company, upon the terms and conditions of this Article Three.

2.  Annual Grants.  Each individual who is elected to serve as a non-employee Board member at, or who is to continue to serve as a non-employee Board member following, each Annual Stockholders Meeting shall automatically be granted an additional non-statutory stock option under this Article Three, to acquire 10,000 shares of Common Stock, immediately following each such Annual Stockholders Meeting.

B.  Exercise Price.  The exercise price per share of each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date.

C.  Payment.  The exercise price shall be payable in one of the alternative forms specified below:

(i)  full payment in cash or check made payable to the Company’s order; or

(ii)  full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

(iii)  full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Company’s order; or

(iv)  full payment through a sale and remittance procedure pursuant to which the non-employee Board member (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall (II) concurrently provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this subparagraph C, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of Section I.A.(3) of Article Two. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

D.  Option Term.  Each automatic grant under this Article Three shall have a term of ten (10) years measured from the automatic grant date.

E.	Exercisability.

1.  Each initial automatic grant made pursuant to Section II.A.1 of this Article Three shall vest over the period to the Annual Stockholders Meeting immediately following the grant with a pro rata portion of such automatic grant vesting at the end of each calendar month during such period and with the final portion of such grant vesting on the date of such Annual Stockholders Meeting. The option shall not become exercisable for any additional option shares following the optionee’s cessation of Board service for any reason.

2.  Each 10,000 share automatic grant made pursuant to Section II.A.2 of this Article Three on the date of an Annual Stockholders Meeting shall become exercisable for 1/12th of the option shares upon the optionee’s completion of each month of Board service over the twelve (12)-month period measured from the automatic grant date. The option shall not become exercisable for any additional option shares following the optionee’s cessation of Board service for any reason.

F.  Non-Transferability.  During the lifetime of the optionee, each automatic option, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee except for a transfer of the option by will or by the laws of descent and distribution following the optionee’s death. However, the Plan Administrator shall have the discretion to provide that an automatic option may, in connection with the optionee’s estate plan, be assigned in whole or in part during the during optionee’s lifetime either as (i) as a gift to one or more members of optionee’s immediate family, to a trust in which optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by optionee and/or one or more such family members, or (ii) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

G.  Cessation of Board Service.

1.  Should the optionee cease to serve as a Board member for any reason while holding one or more automatic option grants under this Article Three, then such optionee shall have the remainder of the ten (10) year term of each such option in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable. Upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was exercisable at the time of the optionee’s cessation of Board service. Upon the death of the optionee, whether before or after cessation of Board service, any option held by optionee at the time of optionee’s death may be exercised, for any or all of the shares of Common Stock for which the option was exercisable at the time of cessation of Board service by the optionee and which have not been theretofore exercised by the optionee, by the personal representative of the optionee’s estate or by the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution. Any such exercise must occur during the reminder of the ten (10) year term of such option.

2.  The provisions of this subparagraph G shall be applicable to all options granted pursuant to Article Three of the Plan which are outstanding on March 8, 2004 and to all options thereafter granted under this Article Three.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

BIOCRYST PHARMACEUTICALS, INC. 2190 PARKWAY LAKE DR. BIRMINGHAM, AL 35244

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to BIOCRYST PHARMACEUTICALS, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BIOCR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BIOCRYST PHARMACEUTICALS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR
1.	ELECTION OF DIRECTORS		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	(for terms as described in the Proxy Statement of the Company relating to the 2004 Annual Meeting.)		0	0	0

	Nominees:	01) Charles E. Bugg, Ph.D.
02) Carl L. Gordon, CFA, Ph.D.
03) John L. Higgins
						For	Against	Abstain

2.	To amend the 1991 Stock Option Plan in the manner described in the accompanying Proxy Statement; and					0	0	0

3.	In their discretion, upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY MANAGEMENT AS DIRECTORS.

Note: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign.  Executors, administrators, trustees, etc.  should use full title and if more than one, all should sign. If a stockholder is a corporation, please sign full corporate name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)			Date

BIOCRYST PHARMACEUTICALS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — MAY 12, 2004

(This Proxy is Solicited by the Board of Directors)

The undersigned stockholder of BioCryst Pharmaceuticals, Inc. hereby appoints Charles E. Bugg and Michael A. Darwin, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama, on May 12, 2004, at 3:00 P.M., Central Daylight Time, or any adjournment thereof.

(To Be Signed on Reverse Side)